Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Hudson Highland Group, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-163605), Form S-4 (No. 333-119563) and Form S-8 (Nos. 333-104209, 333-104210, 333-104212, 333-117005, 333-117006, 333-126915, 333-161170 and 333-161171) of Hudson Highland Group, Inc. of our reports dated February 23, 2011, with respect to the consolidated balance sheets of Hudson Highland Group, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the financial statement schedules included in Item 15 of Form 10-K for the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Hudson Highland Group, Inc.

/s/ KPMG LLP

New York, New York

February 23, 2011